UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 10, 2015

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana St., Suite 6700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

Indenture and Notes

On September 10, 2015, Halcón Resources Corporation (the “Company”) issued approximately $1.02 billion aggregate principal amount of its new 13.0% Third Lien Senior Secured Notes due 2022 (the “New Notes”) to certain holders of its outstanding 9.75% senior notes due 2020 (the “2020 Notes”), 8.875% senior notes due 2021 (the “2021 Notes”) and 9.25% senior notes due 2022 (the “2022 Notes” and together with the 2020 Notes and 2021 Notes, the “Senior Unsecured Notes”), in exchange for approximately $1.57 billion aggregate principal amount of Senior Unsecured Notes held by such holders, consisting of $497.2 million principal amount of 2020 Notes, $774.7 million principal amount of 2021 Notes and $294.3 million principal amount of 2022 Notes. The New Notes were exchanged for the Senior Unsecured Notes pursuant to separate, privately negotiated exchange agreements between the Company and certain holders of its Senior Unsecured Notes. Final closing settlements of the issuance of the New Notes are expected to be completed on or shortly after the original issuance date.

The Company issued the New Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Company relied on this exemption from registration based in part on representations made by such holders of Senior Unsecured Notes.

The New Notes are governed by an Indenture (the “Indenture”), dated as of September 10, 2015, by and among the Company, the Guarantors and U.S. Bank National Association, as Trustee, which contains affirmative and negative covenants that, among other things, limit the ability of the Company and the Guarantors to incur indebtedness; purchase or redeem stock or subordinated indebtedness; make investments; create liens; enter into transactions with affiliates; sell assets; refinance certain indebtedness; merge with or into other companies or transfer substantially all of their assets; and, in certain circumstances, to pay dividends or make other distributions on stock. The Indenture also contains customary events of default. Upon the occurrence of certain events of default, the Trustee or the holders of the New Notes may declare all outstanding New Notes to be due and payable immediately. The New Notes are fully and unconditionally guaranteed on a senior basis by the Guarantors and by certain future subsidiaries of the Company.

The New Notes are secured by third-priority liens on substantially all of the Company’s and the Guarantors’ assets to the extent such assets secure the Company’s revolving credit facility (the “Collateral”). Pursuant to the terms of the Intercreditor Agreement (as defined below), the security interest in those assets that secure the New Notes and the guarantees are contractually subordinated to first-priority liens that secure the Company’s revolving credit facility, second-priority liens that secure the Company’s outstanding 8.625% Senior Secured Notes due 2020 (the “Second Lien Secured Notes”) and certain other permitted indebtedness. Consequently, the New Notes and the guarantees will be effectively subordinated to the revolving credit facility, the Second Lien Secured Notes, and such other indebtedness to the extent of the value of such assets. The Collateral does not include any of the assets of HK TMS, LLC, a wholly owned subsidiary of the Company, or any of the Company’s future unrestricted subsidiaries.

Interest is payable on the New Notes on February 15 and August 15 of each year, beginning on February 15, 2016. The New Notes will mature on February 15, 2022.

At any time prior to August 15, 2018, the Company may redeem the New Notes, in whole or in part, at a redemption price equal to 100% of their principal amount plus a make-whole premium, together with accrued and unpaid interest, if any, to the redemption date. The New Notes will be redeemable, in whole or in part, on or after August 15, 2018 at redemption prices equal to the principal amount multiplied by the percentage set forth below, plus accrued and unpaid interest:

Year	Percentage
2018	113.000%
2019	106.500%
2020 and thereafter	100.000%

Additionally, the Company may redeem up to 35% of the New Notes on or prior to August 15, 2018 for a redemption price of 113.000% of the principal amount thereof, plus accrued and unpaid interest, utilizing net cash proceeds from certain equity offerings. In addition, upon a change of control of the Company, holders of the New Notes will have the right to require the Company to repurchase all or any part of their New Notes for cash at a price equal to 101% of the aggregate principal amount of the New Notes repurchased, plus any accrued and unpaid interest.

The foregoing description of the Indenture is qualified by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Joinder to Intercreditor Agreement

On September 10, 2015, the Collateral Trustee (as defined below) and JPMorgan Chase Bank, N.A. entered into a Priority Confirmation Joinder (the “Joinder”) to the Intercreditor Agreement dated May 1, 2015 (the “Intercreditor Agreement”) governing the relationship of the lenders under the Company’s revolving credit facility and holders of other priority lien debt (if any), the holders of the Company’s Second Lien Secured Notes and holders of other second lien debt (if any), and the holders of the New Notes and holders of other third lien debt (if any) with respect to Collateral and certain other matters.

The foregoing description of the Joinder is qualified by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Collateral Trust Agreement

On September 10, 2015, in connection with the Indenture, the Company, the Guarantors, the Trustee, the other Third Lien Representatives from time to time party thereto and U.S. Bank National Association, as the collateral trustee (the “Collateral Trustee”), entered into a collateral trust agreement (the “Collateral Trust Agreement”) pursuant to which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all liens upon any property of the Company, or any Guarantor at any time held by it, in trust for the benefit of the current and future holders of the third lien obligations.

The foregoing description of the Collateral Trust Agreement is qualified by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. Additionally, a third lien security agreement provided for by the Collateral Trust Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Amendment to Credit Agreement

On September 10, 2015, in conjunction with the issuance of the New Notes, the Company entered into the Eleventh Amendment (the “Amendment”) to the Senior Revolving Credit Agreement by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders signatory thereto.  The Amendment, among other things, permitted the Company to incur the debt under the New Notes and to grant the liens in connection therewith; excluded the New Notes from the calculation of the total secured debt to EBITDA ratio; and reduced the borrowing base to $850.0 million.

The foregoing description of the Amendment is qualified by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)   Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Indenture, dated as of September 10, 2015, among Halcón Resources Corporation, the guarantors named therein and U.S. Bank National Association, as Trustee (including the form of the New Notes)

10.1

Collateral Trust Agreement, dated as of September 10, 2015, by Halcón Resources Corporation, the guarantors from time to time party thereto, U.S. Bank National Association, as Trustee, the other Third Lien Representatives from time to time party thereto and U.S. Bank National Association, as Collateral Trustee

10.2

Third Lien Security Agreement, dated as of September 10, 2015, by and among Halcón Resources Corporation, the grantors from time to time party thereto in favor of U.S. Bank National Association, as Collateral Trustee

10.3	Priority Confirmation Joinder, dated as of September 10, 2015, by and between JPMorgan Chase Bank, N.A., as Priority Lien Agent, and U.S. Bank National Association, as Third Lien Collateral Trustee

10.4

Eleventh Amendment to Senior Revolving Credit Agreement, dated as of September 10, 2015, among Halcón Resources Corporation, as borrower, each of the guarantors party thereto, each of the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

September 14, 2015	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of September 10, 2015, among Halcón Resources Corporation, the guarantors named therein and U.S. Bank National Association, as Trustee (including the form of the New Notes)

10.1

Collateral Trust Agreement, dated as of September 10, 2015, by Halcón Resources Corporation, the guarantors from time to time party thereto, U.S. Bank National Association, as Trustee, the other Third Lien Representatives from time to time party thereto and U.S. Bank National Association, as Collateral Trustee

10.2

Third Lien Security Agreement, dated as of September 10, 2015, by and among Halcón Resources Corporation, the grantors from time to time party thereto in favor of U.S. Bank National Association, as Collateral Trustee

10.3	Priority Confirmation Joinder, dated as of September 10, 2015, by and between JPMorgan Chase Bank, N.A., as Priority Lien Agent, and U.S. Bank National Association, as Third Lien Collateral Trustee

10.4

Eleventh Amendment to Senior Revolving Credit Agreement, dated as of September 10, 2015, among Halcón Resources Corporation, as borrower, each of the guarantors party thereto each of the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders